EXHIBIT 99.1

AutoZone 1st Quarter Same Store Sales Increase 12.3%; EPS Increases to $18.61

MEMPHIS, Tenn., Dec. 08, 2020 (GLOBE NEWSWIRE) -- AutoZone, Inc. (NYSE: AZO) today reported net sales of $3.2 billion for its first quarter (12 weeks) ended November 21, 2020, an increase of 12.9% from the first quarter of fiscal 2020 (12 weeks). Domestic same store sales, or sales for stores open at least one year, increased 12.3% for the quarter.

“As the COVID-19 global pandemic continues, our primary focus has been and continues to be the health, wellness and safety of our customers and AutoZoners.  Last week, we shared with all eligible AutoZoners that we have again made some significant benefit changes to encourage personal responsibility.  Most notably, we will offer another week of ‘emergency time-off,’ and we will allow an extended carryover of paid time off for much of the new calendar year.  Combined, these enhanced benefits will cost roughly $50 million in our second quarter, but as I told our team last week, it’s an investment in them and the well-being of our customers and their fellow AutoZoners,” said Bill Rhodes, Chairman, President and Chief Executive Officer.

For the quarter, gross profit, as a percentage of sales, was 53.1%, a decrease of 62 basis points versus the prior year. The decrease in gross margin was attributable to one-time pandemic related charges, increased loyalty program participation resulting from increased purchase frequency from existing customers, and a shift in mix. Operating expenses, as a percentage of sales, were 33.6% (versus 35.8% for last year’s quarter), with leverage primarily due to higher sales volumes.

Operating profit increased 23.0% to $615.2 million. Net income for the quarter increased 26.3% over the same period last year to $442.4 million, while diluted earnings per share increased 30.1% to $18.61 per share from $14.30 per share in the year-ago quarter. The increase in net income was driven by strong topline growth.

AutoZone repurchased 584,379 shares of its common stock for $678.3 million during the first quarter, at an average price of $1,161 per share. At the end of the first quarter, the Company had $117.6 million remaining under its current share repurchase authorization.

The Company’s inventory increased 3.7% over the same period last year, driven by new stores and improved product assortment.   Net inventory, defined as merchandise inventories less accounts payable, on a per store basis, was approximately negative $99 thousand versus negative $71 thousand last year and negative $104 thousand last quarter.

“Our team, particularly those in our stores and distribution centers, have not only provided exceptional service to our customers, but they have also delivered very impressive results again.  Together, as 1Team, we delivered double digit same store sales growth, EBIT growth over 20% and earnings per share growth of 30%, all historically significant performances.  And, both our domestic Retail and Commercial sales grew more than 10 percent and our market share growth in both sectors is growing substantially more than industry growth rates.  While our sales have certainly been aided by the COVID-19 pandemic related government stimulus and consumer behavior changes, we have continued to execute on our strategies to improve inventory availability including expanding our Hub and Mega-Hub networks. We are also leveraging technology to improve our service capabilities and efficiency and further penetrating the Commercial market.  Finally, after pausing our share repurchase program due to unprecedented uncertainty, we have returned to leveraging our consistently strong excess free cash flow, after healthy investments in growing the enterprise, to return cash to our shareholders through our stock buyback program,” said Rhodes.

During the quarter ended November 21, 2020, AutoZone opened 39 new stores in the U.S. and two in Brazil. As of November 21, 2020, the Company had 5,924 stores in the U.S., 621 stores in Mexico, and 45 stores in Brazil for a total store count of 6,590.

AutoZone is the leading retailer and a leading distributor of automotive replacement parts and accessories in the Americas. Each AutoZone store carries an extensive product line for cars, sport utility vehicles, vans and light trucks, including new and remanufactured automotive hard parts, maintenance items, accessories, and non-automotive products. Many stores also have a commercial sales program that provides commercial credit and prompt delivery of parts and other products to local, regional and national repair garages, dealers, service stations and public sector accounts. We also have commercial programs in all stores in Mexico and Brazil. AutoZone also sells the ALLDATA brand diagnostic and repair software through www.alldata.com and www.alldatadiy.com. Additionally, we sell automotive hard parts, maintenance items, accessories and non-automotive products through www.autozone.com and our commercial customers can make purchases through www.autozonepro.com. We also provide product information on our Duralast branded products through www.duralastparts.com. AutoZone does not derive revenue from automotive repair or installation.

AutoZone will host a conference call this morning, Tuesday, December 8, 2020, beginning at 10:00 a.m. (EST) to discuss its first quarter results. This call is being web cast and can be accessed, along with supporting slides, at AutoZone’s website at www.autozone.com and clicking on Investor Relations. Investors may also listen to the call by dialing (210) 839-8923 and entering the participant passcode 9697984. In addition, a telephone replay will be available by dialing (203) 369-1211 through January 8, 2021,11:59 pm (EST).

This release includes certain financial information not derived in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP measures include adjustments to reflect return on invested capital, adjusted debt and adjusted debit to EBITDAR. The Company believes that the presentation of these non-GAAP measures provides information that is useful to investors as it indicates more clearly the Company’s comparative year-to-year operating results, but this information should not be considered a substitute for any measures derived in accordance with GAAP. Management targets the Company’s capital structure in order to maintain its investment grade credit ratings and manages cash flows available for share repurchase by monitoring cash flows before share repurchases, as shown on the attached tables. The Company believes this is important information for the management of its debt levels and share repurchases. We have included a reconciliation of this additional information to the most comparable GAAP measures in the accompanying reconciliation tables.

Certain statements contained in this press release constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically use words such as “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy,” “seek,” “may,” “could” and similar expressions. These are based on assumptions and assessments made by our management in light of experience and perception of historical trends, current conditions, expected future developments and other factors that we believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including without limitation: product demand; energy prices; weather; competition; credit market conditions; cash flows; access to available and feasible financing; future stock repurchases; the impact of recessionary conditions; consumer debt levels; changes in laws or regulations; risks associated with self-insurance; war and the prospect of war, including terrorist activity; the impact of public health issues, such as the ongoing global pandemic of a novel strain of the coronavirus (“COVID-19”); inflation; the ability to hire, train and retain qualified employees; construction delays; the compromising of confidentiality, availability or integrity of information, including cyber-attacks; historic growth rate sustainability; downgrade of our credit ratings; damages to our reputation; challenges in international markets; failure or interruption of our information technology systems; origin and raw material costs of suppliers; disruption in our supply chain, due to public health epidemics or otherwise; impact of tariffs; anticipated impact of new accounting standards; and business interruptions. Certain of these risks and uncertainties are discussed in more detail in the “Risk Factors” section contained in Item 1A under Part 1 of the Company’s Annual Report on Form 10-K for the fiscal year ended August 29, 2020, and these Risk Factors should be read carefully. Forward-looking statements are not guarantees of future performance and actual results, developments and business decisions may differ from those contemplated by such forward-looking statements, and events described above and in the “Risk Factors” could materially and adversely affect our business. However, it should be understood that it is not possible to identify or predict all such risks and other factors that could affect these forward-looking statements. Forward-looking statements speak only as of the date made. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:
Financial: Brian Campbell at (901) 495-7005, brian.campbell@autozone.com
Media: David McKinney at (901) 495-7951, david.mckinney@autozone.com

AutoZone's 1st Quarter Highlights - Fiscal 2021

Condensed Consolidated Statements of Operations
1st Quarter, FY2021
(in thousands, except per share data)
	GAAP Results
	12 Weeks Ended	12 Weeks Ended
	November 21, 2020	November 23, 2019

Net sales	$3,154,261	$2,793,038
Cost of sales	1,478,644	1,291,970
Gross profit	1,675,617	1,501,068
Operating, SG&A expenses	1,060,392	1,001,045
Operating profit (EBIT)	615,225	500,023
Interest expense, net	46,179	43,743
Income before taxes	569,046	456,280
Income taxes(1)	126,613	105,942
Net income	$442,433	$350,338
Net income per share:
Basic	$19.05	$14.67
Diluted	$18.61	$14.30
Weighted average shares outstanding:
Basic	23,223	23,875
Diluted	23,778	24,493

(1)First quarter Fiscal 2021 and 2020 include $7.6M and $1.5M in tax benefits from stock option exercises, respectively

Selected Balance Sheet Information
(in thousands)
	November 21, 2020	November 23, 2019	August 29, 2020
Cash and cash equivalents	$1,664,005	$158,089	$1,750,815
Merchandise inventories	4,628,334	4,463,124	4,473,282
Current assets	6,836,795	5,156,975	6,811,872
Property and equipment, net	4,586,002	4,450,656	4,509,221
Operating lease right-of-use assets	2,607,019	2,585,105	2,581,677
Total assets	14,568,574	12,700,456	14,423,872
Accounts payable	5,282,313	4,922,148	5,156,324
Current liabilities	6,456,703	5,868,236	6,283,091
Operating lease liabilities, less current portion	2,524,008	2,506,829	2,501,560
Total debt	5,514,874	5,287,324	5,513,371
Stockholders' deficit	(1,026,980)	(1,776,090)	(877,977)
Working capital	380,092	(711,261)	528,781

AutoZone's 1st Quarter Highlights - Fiscal 2021

Condensed Consolidated Statements of Operations

Adjusted Debt / EBITDAR
(in thousands, except adjusted debt to EBITDAR ratio)	Trailing 4 Quarters
	November 21, 2020	November 23, 2019
Net income	$1,825,067	$1,616,153
Add: Interest expense	203,601	189,541
Income tax expense	504,213	422,648
Adjusted EBIT	2,532,881	2,228,342

Add: Depreciation and amortization	397,267	377,255
Rent expense(1)	332,218	337,102
Share-based expense	45,347	42,724
Adjusted EBITDAR	$3,307,713	$2,985,423

Debt(2)	$4,045,681	$5,287,324
Financing lease liabilities	232,921	195,663
Add: Rent x 6(1)	1,993,308	2,022,612
Adjusted debt	$6,271,910	$7,505,599

Adjusted debt to EBITDAR	1.9	2.5

Adjusted Return on Invested Capital (ROIC)
(in thousands, except ROIC)
	Trailing 4 Quarters
	November 21, 2020	November 23, 2019
Net income	$1,825,067	$1,616,153
Adjustments:
Interest expense	203,601	189,541
Rent expense(1)	332,218	337,102
Tax effect(3)	(115,737)	(109,015)
Deferred tax liabilities, net of repatriation tax	-	(6,340)
Adjusted after-tax return	$2,245,149	$2,027,441

Average debt(4)(5)	$4,769,061	$5,182,565
Average stockholders' deficit(5)	(1,404,980)	(1,666,486)
Add: Rent x 6(1)	1,993,308	2,022,612
Average financing lease liabilities(5)	214,601	170,863
Invested capital	$5,571,990	$5,709,554

Adjusted After-Tax ROIC	40.3%	35.5%

(1)The table below outlines the calculation of rent expense and reconciles rent expense to total lease cost, per ASC 842, the most directly comparable GAAP financial measure, for the 52 weeks ended November 21, 2020 and 53 weeks ended November 23, 2019 (in thousands):

Total lease cost, per ASC 842, for the 52 weeks ended November 21, 2020		$413,790
Less:	Financing lease interest and amortization	(56,256)
Less:	Variable operating lease components, related to insurance and common area maintenance for the 52 weeks ended November 21, 2020	(25,316)
Rent expense for the 52 weeks ended November 21, 2020		$332,218

Total lease cost, per ASC 842, for the 12 weeks ended November 23, 2019		$95,840
Less:	Financing lease interest and amortization	(14,041)
Less:	Variable operating lease components, related to insurance and common area maintenance for the 12 weeks ended November 23, 2019	(6,207)
Rent expense for the 12 weeks ended November 23, 2019		$75,592
Add:	Rent expense for the 41 weeks ended August 31, 2019 as previously reported prior to the adoption of ASC 842	261,510
Rent expense for the 53 weeks ended November 23, 2019		$337,102

(2)The Company ended Q1 FY21 with excess cash of $1.469B. Debt is presented net of excess cash
(3) Effective tax rate over trailing four quarters ended November 21, 2020 and November 23, 2019 is 21.6% and 20.7%, respectively
(4)Average debt for the trailing four quarters ended November 21,2020 is presented net of average excess cash of $668.0M
(5)All averages are computed based on trailing 5 quarter balances

Other Selected Financial Information
(in thousands)
	November 21, 2020	November 23, 2019
Cumulative share repurchases ($ since fiscal 1998)	$23,032,434	$21,873,206
Remaining share repurchase authorization ($)	117,566	1,276,794

Cumulative share repurchases (shares since fiscal 1998)	148,281	147,273

Shares outstanding, end of quarter	22,855	23,655

Depreciation and amortization	89,551	89,750

Capital spending	113,036	101,407

AutoZone's 1st Quarter Highlights - Fiscal 2021
Selected Operating Highlights
Condensed Consolidated Statements of Operations

Store Count & Square Footage

	12 Weeks Ended		12 Weeks Ended
	November 21, 2020		November 23, 2019
Domestic:
Beginning stores	5,885		5,772
Stores opened	39		18
Ending domestic stores	5,924		5,790

Relocated stores	4		-

Stores with commercial programs	5,043		4,917

Square footage (in thousands)	38,823		37,910

Mexico:
Beginning stores	621		604
Stores opened	-		2
Ending Mexico stores	621		606

Brazil:
Beginning stores	43		35
Stores opened	2		2
Ending Brazil stores	45		37

Total	6,590		6,433

Square footage (in thousands)	43,781		42,695
Square footage per store	6,644		6,637

Sales Statistics
($ in thousands, except sales per average square foot)
	12 Weeks Ended		12 Weeks Ended		Trailing 4 Quarters	Trailing 4 Quarters (1)
Total AutoZone Stores (Domestic, Mexico and Brazil)	November 21, 2020		November 23, 2019		November 21, 2020	November 23, 2019
Sales per average store	$472		$427		$1,960	$1,865
Sales per average square foot	$71		$64		$295	$281

Total Auto Parts (Domestic, Mexico and Brazil)
Total auto parts sales	$3,101,597		$2,743,239		$12,764,287	$11,795,034
% Increase vs. LY	13.1%		5.8%		8.2%	6.9%

Domestic Commercial
Total domestic commercial sales	$695,343		$621,483		$2,801,626	$2,637,406
% Increase vs. LY	11.9%		13.6%		6.2%	16.2%

Average sales per program per week	$11.5		$10.6		$10.8	$10.3
% Increase vs. LY	9.2%		10.1%		5.3%	10.5%

All Other, including ALLDATA
All other sales	$52,664		$49,799		$228,902	$220,013
% Increase vs. LY	5.8%		3.1%		4.0%	(7.9%)

(1)	Fiscal 2019 results include an additional week of sales of approximately $234.5M for Total Auto Parts, $51.3M for Domestic Commercial and $4.1M for All Other. Sales per average store and sales per average square foot benefited from the additional week by $37K and $6K, respectively

	12 Weeks Ended		12 Weeks Ended
	November 21, 2020		November 23, 2019
Domestic same store sales	12.3%		3.4%

Inventory Statistics (Total Stores)
	as of		as of
	November 21, 2020		November 23, 2019
Accounts payable/inventory	114.1%		110.3%

($ in thousands)
Inventory	$4,628,334		$4,463,124
Inventory per store	702		694
Net inventory (net of payables)	(653,979)		(459,024)
Net inventory / per store	(99)		(71)

	Trailing 5 Quarters
	November 21, 2020		November 23, 2019
Inventory turns	1.3	x	1.3	x